Exhibit 10.45

EXECUTION VERSION

REVOLVER INTERCREDITOR AGREEMENT

THIS REVOLVER INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of February 22, 2007 among DEUTSCHE BANK AG NEW YORK BRANCH (“Deutsche Bank New York”), in its capacity as First Lien Collateral Agent (as defined below), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacity as Second Lien Collateral Agent (as defined below), and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH (“Deutsche Bank Cayman”), in its capacity as Third Lien Collateral Agent (as defined below).  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

A.            BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the “Company”) is party to the Revolving Credit Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including to add new loans or other extensions of credit thereunder or increase the amount of loans or other obligations thereunder), the “Revolving Credit Agreement”), among the Company and certain of its Subsidiaries, the lender parties party thereto from time to time, Deutsche Bank New York, as collateral monitoring agent, administrative agent, swingline lender and letter of credit issuer, Bear Stearns & Co. Inc., as syndication agent, J.P. Morgan Securities Inc., as documentation agent, and Deutsche Bank Securities Inc., Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers.

B.            The Company is party to the Term Loan Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including to add new loans or other extensions of credit thereunder or increase the amount of loans or other obligations thereunder), the “Term Loan Agreement”), among the Company and certain of its Subsidiaries, the lenders party thereto from time to time, Deutsche Bank New York, as administrative agent, Bear Stearns & Co., Inc., as syndication agent and J.P. Morgan Securities, Inc., as documentation agent, and Deutsche Bank Securities Inc., Bear Stearns & Co., Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers.

C.            The Company is party to (i) an indenture dated as of October 20, 1997 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “2007 Notes Indenture”), among the Company, the guarantors identified therein and The Bank of New York, as trustee pursuant to which certain 8% senior notes due 2007 (the “2007 Notes”) were issued; (ii) an indenture dated as of December 3, 1998 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “2008 Notes Indenture”), among the Company, the guarantors identified therein and The Bank of New York, as trustee pursuant to which certain 8% senior notes due 2008 (the “2008 Notes”) were issued; and (iii) an indenture dated as of July 26, 2004 (as amended, restated, supplemented, waived,

Refinanced or otherwise modified from time to time, the “2014 Notes Indenture” and together with the 2007 Notes Indenture, the 2008 Notes Indenture and the 2014 Notes Indenture, the “Existing Indentures”) among the Company, the Guarantors identified therein and Wilmington Trust Company, as Trustee, pursuant to which certain 7.75% senior notes (the “2014 Notes” and together with the 2007 Notes and the 2008 Notes, collectively, the “Existing Notes”) were issued.

D.            The Company is a party to a Bridge Loan Agreement dated as of February 22, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Bridge Loan Agreement”), among the Company and certain of its Subsidiaries, the Lenders party thereto from time to time, Deutsche Bank Cayman, as Administrative Agent, Deutsche Bank Cayman and Bear Stearns Corporate Lending Inc., as Joint Lead Arrangers and Deutsche Bank Cayman, Bear Stearns Corporate Lending Inc. and JPMorgan Chase Bank, N.A. as Joint Book Managers pursuant to which the Company and certain of its Subsidiaries will borrow a senior secured bridge loan (the “Bridge Loan”).  It is contemplated that the Bridge Loan will be refinanced with the issuance of Senior Notes (as defined in the Revolving Credit Agreement).

E.             Deutsche Bank New York, as Administrative Agent for the Lenders and Agents party to the Term Loan Agreement from time to time, The Bank of New York, as Trustee under the 2007 Notes Indenture and the 2008 Notes Indenture, and Wilmington Trust Company, as Trustee under the 2014 Notes Indenture, DBTCA, the Company and the other Grantors are party to the Collateral Agency Agreement dated February 22, 2007 (as amended, restated, supplemented, waived, replaced or otherwise modified from time to time, the “Collateral Agency Agreement”) in which the parties thereto have appointed DBTCA to act as collateral agent on behalf of the parties thereto.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1            Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Party Addendum” shall have the meaning set forth in Section 7.4.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the recitals.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bridge Loan” shall have the meaning set forth in the recitals.

“Bridge Loan Agreement” shall have the meaning set forth in the recitals.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Collateral Agency Agreement” shall have the meaning set forth in the recitals.

“Collateral Agent(s)” means individually the First Lien Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent and collectively means the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent.

“Common Collateral” means all “Collateral” as defined in the First Lien Security Agreement.

“Common Collateral Enforcement Actions” shall have the meaning set forth in Section 3.3.

“Common Collateral Processing and Sale Period” shall have the meaning set forth in Section 3.3.

“Comparable Subordinated Lien Security Document” shall mean, in relation to any Common Collateral subject to any Lien created under any First Lien Document, those Subordinated Lien Security Documents that create a Lien on the same Common Collateral (but only to the extent relating to such Common Collateral), granted by the same Grantor.

“Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” shall mean the First Lien Documents, the Second Lien Documents and the Third Lien Documents.

“DBTCA” shall have the meaning set forth in the recitals.

“Deposit Account” has the meaning set forth in the UCC.

“Deutsche Bank New York” shall have the meaning set forth in the recitals.

“Deutsche Bank Cayman” shall have the meaning set forth in the recitals.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.3, payment in full in cash (except for contingent obligations) of all First Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the First Lien Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the Revolving Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of First Lien Secured Parties under First Lien Documents; provided, however, that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a Refinancing of such First Lien Obligations (unless in connection with such exchange, replacement or Refinancing all the First Lien Obligations are repaid in full in cash (and the other conditions set forth in this definition prior to the proviso are satisfied).  In the event the First Lien Obligations are modified and the First Lien Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Second Lien Obligations” means “Discharge of First Lien Obligations,” as defined in the General Intercreditor Agreement, as in effect on the date hereof.

“Disposition” has the meaning set forth in Section 2.4(b).

“Enforcement Notice” shall mean a written notice delivered by the Second Lien Collateral Agent to the First Lien Collateral Agent announcing the commencement of an Exercise of Secured Creditor Remedies.

“Event of Default” shall mean an Event of Default under the Revolving Credit Agreement, the Term Loan Agreement, the Existing Indentures or the Bridge Loan Agreement.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)           the taking by any Secured Party of any action to enforce or realize upon any Lien on Common Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b)           the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien on Common Collateral under any of the

Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

(c)           the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the Proceeds thereof;

(d)           the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Common Collateral;

(e)           the sale, lease, license, or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; or

(f)            the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing a proof of claim in bankruptcy court or seeking adequate protection, (ii) the exercise of rights by the First Lien Collateral Agent to obtain cash dominion (as defined in the Revolving Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of Common Collateral to the First Lien Collateral Agent (unless and until the Lenders under the Revolving Credit Agreement cease to extend credit to the Borrowers thereunder, in which event an Exercise of Secured Creditor Remedies shall be deemed to have occurred), (iii) the consent by a Secured Party to a sale or other disposition by any Grantor of any of its assets or properties, (iv) the acceleration of all or a portion of the First Lien Obligations or any Subordinated Lien Obligations, (v) the reduction of the borrowing base, advance rates or sublimits by the Administrative Agent under the Revolving Credit Agreement, the First Lien Collateral Agent and the Lenders under the First Lien Credit Agreement, (vi) the imposition of reserves in the determination of Loan Value (as defined in the Revolving Credit Agreement) by the Administrative Agent under the Revolving Credit Agreement, or (vii) an account ceasing to be an “Eligible Receivable” under the Revolving Credit Agreement.  For the avoidance of doubt, the actions permitted by Sections 2.3(b), 2.4(a) and 3.1 shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Existing Indentures” shall have the meaning set forth in the recitals.

“First Lien Collateral Agent” shall mean Deutsche Bank New York, in its capacity as collateral monitoring agent for the lenders and other secured parties under the Revolving Credit Agreement and the other First Lien Documents entered into pursuant to the Revolving Credit Agreement, together with its successors and permitted assigns under the Revolving Credit Agreement exercising substantially the same rights and powers; provided, however, that, if such

First Lien Collateral Agent is not Deutsche Bank New York, such First Lien Collateral Agent shall have become a party to this Agreement and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Revolving Credit Agreement and the First Lien Security Documents and agreements in respect of Cash Management Services (as defined in the Revolving Credit Agreement as in effect on the date hereof) and Secured Hedge Agreements (as defined in the Revolving Credit Agreement as in effect on the date hereof).

“First Lien Obligations” shall mean all “Secured Obligations” as defined in the First Lien Security Agreement.

“First Lien Security Agreement” means the Security Agreement (as defined in the Revolving Credit Agreement).

“First Lien Security Documents” means the First Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Secured Parties” means “Secured Parties” as defined in the Revolving Credit Agreement.

“General Intercreditor Agreement” means that certain General Intercreditor Agreement dated the date hereof among the Second Lien Collateral Agent and the Third Lien Collateral Agent, as the same may be amended, restated, modified or waived from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantors” shall mean the Company and each Subsidiary that has executed and delivered a First Lien Security Document, a Second Lien Security Document or a Third Lien Security Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” or “Debt”, as the case may be, within the meaning of the Revolving Credit Agreement, the Term Loan Agreement, the Existing Indentures or the Bridge Loan Agreement.

“Insolvency Proceeding” shall mean:

(1)           any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Lien Priority” shall mean with respect to any Lien of the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent, the Second Lien Secured Parties, the Third Lien Collateral Agent or the Third Lien Secured Parties in the Common Collateral, the order of priority of such Lien as specified in Section 2.1.

“Non-Revolver Collateral” means all “Collateral” as defined in the Second Lien Security Documents other than Common Collateral.

“Non-Revolver Collateral Agent” means “First Lien Collateral Agent” as defined in the General Intercreditor Agreement.

“Non-Revolver Collateral Enforcement Action” shall have the meaning set forth in Section 3.3.

“Non-Revolver Collateral Enforcement Action Notice” shall have the meaning as set forth in Section 3.3.

“Officers’ Certificate” shall have the meaning set forth in the Existing Indentures.

“Party” shall mean the First Lien Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent, and “Parties” shall mean collectively the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent.

“Payment Discharge” shall have the meaning set forth in Section 2.4.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Recovery” shall have the meaning set forth in Section 5.3.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Revolving Credit Agreement” shall have the meaning set forth in the recitals.

“Second Lien Collateral Agent” shall mean DBTCA, in its capacity as collateral agent for the lenders and other secured parties under the Term Loan Agreement and the holders of the Existing Notes pursuant to the Collateral Agency Agreement, together with its successors and permitted assigns in such capacity; provided, however, that, if such Second Lien Collateral Agent is not DBTCA, such Second Lien Collateral Agent shall have become a party to this Agreement and the other applicable Second Lien Security Documents.

“Second Lien Documents” means the indentures, loan, guarantee and security documents governing the Second Lien Obligations, including, without limitation, the Term Loan Agreement, the Existing Indentures, Secured Hedge Agreements (as defined in the Term Loan Agreement) and the Second Lien Security Documents.

“Second Lien Enforcement Date” means the date which is 180 days after the occurrence of both (i) a continuing Event of Default (under the Term Loan Agreement or the Existing Indentures) and (ii) the First Lien Collateral Agent’s receipt of an Enforcement Notice from the Second Lien Collateral Agent, provided, however, that the Second Lien Enforcement Date shall be stayed and shall not occur (or be deemed to have occurred) (A) at any time the First Lien Collateral Agent or the First Lien Secured Parties have commenced and are diligently pursuing enforcement action against the Common Collateral, (B) at any time that any Grantor is then a debtor under or with respect to (or otherwise subject to any Insolvency Proceeding), or (C) if the Event of Default under any of the Second Lien Documents is waived or cured in accordance with the terms of the Term Loan Agreement or the Existing Indentures.

“Second Lien Obligations” shall mean all “Secured Obligations” as defined in the Second Lien Security Agreement and the Existing Indentures.

“Second Lien Secured Parties” means, at any relevant time, the holders of Second Lien Obligations at such time, including the lenders and agents under the Term Loan Agreement, the noteholders and trustees under the Existing Indentures, hedge banks providing the Secured Hedge Agreements (as defined in the Term Loan Agreement) and the Second Lien Collateral Agent.

“Second Lien Security Agreement” means the Security Agreement dated February 22, 2007 made by the Company and each other Grantor identified therein to DBTCA for the Secured Parties (as defined therein).

“Second Lien Security Documents” means the Second Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Secured Parties” shall mean the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties.

“Subordinated Lien Collateral Agents” means the Second Lien Collateral Agent and the Third Lien Collateral Agent, collectively.

“Subordinated Lien Documents” means, collectively, the Second Lien Documents and the Third Lien Documents.

“Subordinated Lien Obligations” means, collectively, the Second Lien Obligations and the Third Lien Obligations.

“Subordinated Lien Secured Parties” means, collectively, the Second Lien Secured Parties and the Third Lien Secured Parties.

“Subordinated Lien Security Documents” means, collectively, the Second Lien Security Documents and the Third Lien Security Documents.

“Subsidiary” shall mean any Subsidiary of the Company as defined in the Credit Documents.

“Term Loan Agreement” shall have the meaning set forth in the recitals.

“Third Lien Collateral Agent” shall mean (i) so long as Third Lien Obligations are outstanding under the Bridge Loan Agreement, Deutsche Bank Cayman, in its capacity as collateral agent for the lenders and other secured parties under the Bridge Loan Agreement and the other security documents thereunder, together with its successors and permitted assigns under the Bridge Loan Agreement exercising substantially the same rights and powers; provided, however, that, if such Third Lien Collateral Agent is not Deutsche Bank Cayman, such Third Lien Collateral Agent shall have become a party to this Agreement and the other applicable Third Lien Security Documents and (ii) any time thereafter, such agent or trustee as is designated “Third Lien Collateral Agent” by the Third Lien Secured Parties holding a majority in principal amount of the Third Lien Obligations then outstanding or pursuant to such other arrangement as agreed to among the holders of Third Lien Obligations.

“Third Lien Documents” means the credit documents and security documents governing the Third Lien Obligations, including, without limitation, the Bridge Loan Agreement and the related Third Lien Security Documents.

“Third Lien Obligations” means “Secured Obligations” as defined in the Security Agreement (as defined in the Bridge Loan Agreement), obligations with respect to any Indebtedness that Refinances the Obligations (as defined in the Bridge Loan Agreement) under the Bridge Loan Agreement and obligations with respect to other Indebtedness permitted to be incurred under the Bridge Loan Agreement, the Term Loan Agreement, the Existing Indentures and the Revolving Credit Agreement, which is by its terms intended to be secured equally and ratably with the Bridge Loan or on a basis junior to the Liens securing the Bridge Loan (provided that such Lien is permitted to be incurred under the Bridge Loan Agreement, the Term Loan Agreement, the Existing Indentures and the Revolving Credit Agreement); provided, however, that the holders of such Indebtedness or their Third Lien Representative is a party to the Third Lien Security Documents in accordance with the terms thereof and has appointed the Third Lien Collateral Agent as collateral agent for such holders of Third Lien Obligations with respect to all or a portion of the Common Collateral.

“Third Lien Representative” means any duly authorized representative of any holders of Third Lien Obligations which representative is a party to the Third Lien Documents.

“Third Lien Secured Parties” means (i) so long as the Bridge Loan is outstanding, the lenders and agents under the Bridge Loan Agreement, (ii) the Third Lien Collateral Agent, (iii) the holders from time to time of any other Third Lien Obligations, and (iv) each Third Lien Representative.

“Third Lien Security Documents” means the Security Agreement (as defined in the Bridge Loan Document) and any agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Third Lien Obligations or under which rights or remedies with respect to such Liens are governed, which in each case may include intercreditor and/or subordination agreements or arrangements among various Third Lien Secured Parties.

“2007 Notes” shall have the meaning set forth in the recitals.

“2007 Notes Indenture” shall have the meaning set forth in the recitals.

“2008 Notes” shall have the meaning set forth in the recitals.

“2008 Notes Indenture” shall have the meaning set forth in the recitals.

“2014 Notes” shall have the meaning set forth in the recitals.

“2014 Notes Indenture” shall have the meaning set forth in the recitals.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.2            Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2
LIEN PRIORITY SECTION

Section 2.1            Priority of Liens.

(a)           Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the First Lien Collateral Agent or the First Lien Secured Parties in respect of all or any portion of the Common Collateral or of any Liens granted to any Subordinated Lien Collateral Agent or any Subordinated Lien Secured Parties in respect of all or any portion of the Common Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the First Lien Collateral Agent or any Subordinated Lien Collateral Agent (or the First Lien Secured Parties or any of the Subordinated Lien Secured Parties) on any Common Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any of the First Lien Documents or any of the Subordinated Lien Documents, or (iv) whether the First Lien Collateral Agent or any Subordinated Lien Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, the First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, the Second Lien Collateral Agent, on behalf of itself the Second Lien Secured Parties and the Third Lien Collateral Agent, on behalf of itself and the Third Lien Secured Parties, hereby agree that:

(1)           any Lien in respect of all or any portion of the Common Collateral now or hereafter held by or on behalf of any Subordinated Lien Collateral Agent or any Subordinated Lien Secured Party that secures all or any portion of the Subordinated Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the First Lien Collateral Agent and the First Lien Secured Parties on the Common Collateral; and

(2)           any Lien in respect of all or any portion of the Common Collateral now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Secured Party that secures all or any portion of the First Lien Obligations shall in all respects be senior and prior to all Liens granted any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party on the Common Collateral.

Each Subordinated Lien Collateral Agent, for and on behalf of itself and each applicable Subordinated Lien Secured Party, expressly agrees that any Lien purported to be granted on any Common Collateral as security for the First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Common Collateral securing any Subordinated Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

(b)           The First Lien Collateral Agent, for and on behalf of itself and the First Lien Secured Parties, acknowledges and agrees that, concurrently herewith, the Second Lien Collateral Agent, for the benefit of itself and the Second Lien Secured Parties, and the Third Lien Collateral Agent, for the benefit of itself and the Third Lien Secured Parties, have each been granted Liens upon all of the Common Collateral in which the First Lien Collateral Agent has been granted Liens and the First Lien Collateral Agent hereby consents thereto.  The subordination of Liens by the Subordinated Lien Collateral Agents in favor of the First Lien Collateral Agent as set forth herein shall not be deemed to subordinate the respective Liens of the Subordinated Lien Collateral Agents or the Subordinated Lien Secured Parties to Liens securing any other obligations other than the First Lien Obligations (subject to the General Intercreditor Agreement).

Section 2.2            Waiver of Right to Contest Liens.

(a)           Each of (x) the Second Lien Collateral Agent, for and on behalf of itself and the Second Lien Secured Parties, and (y) the Third Lien Collateral Agent, for and on behalf of itself and the Third Lien Secured Parties, severally agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the First Lien Collateral Agent and the First Lien Secured Parties in respect of Common Collateral or the provisions of this Agreement.  Except to the extent expressly set forth in this Agreement, each of the (x) Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, and (y) the Third Lien Collateral Agent, for itself and on behalf of the Third Lien Secured Parties, severally agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the First Lien Collateral Agent or any First Lien Secured Party under the First Lien Documents with respect to the Common Collateral.

Except to the extent expressly set forth in this Agreement, each of (x) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, and (y) the Third Lien Collateral Agent, for itself and the Third Lien Secured Parties, hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the First Lien Collateral Agent or any First Lien Secured Party seeks to enforce its Liens in any Common Collateral.

(b)           The First Lien Collateral Agent, for and on behalf of itself and the First Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of the Subordinated Lien Collateral Agents or the Subordinated Lien Secured Parties in respect of the Common Collateral or the provisions of this Agreement.

Section 2.3            Remedies Standstill.

(a)           Each of (x) the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, and (y) the Third Lien Collateral Agent, on behalf of itself and the Third Lien Secured Parties, severally agrees that, from the date hereof until the date upon which the Discharge of First Lien Obligations shall have occurred, (x) neither the Second Lien Collateral Agent nor any Second Lien Secured Party and (y) neither the Third Lien Collateral Agent nor any Third Lien Secured Party will Exercise Any Secured Creditor Remedies with respect to any Common Collateral without the written consent of the First Lien Collateral Agent, and will not take, receive or accept any Proceeds of Common Collateral, it being understood and agreed that the temporary deposit of Proceeds of Common Collateral in a Deposit Account controlled by any Subordinated Lien Collateral Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the First Lien Collateral Agent; provided, however, that, subject to Section 4.1(b), upon the occurrence of the Second Lien Enforcement Date, the Second Lien Collateral Agent acting on behalf of itself and the Second Lien Secured Parties may exercise such remedies without such prior written consent of any other Collateral Agent.  From and after the date upon which the Discharge of First Lien Obligations shall have occurred (or, with respect to the Second Lien Collateral Agent, acting on behalf of itself and the Second Lien Secured Parties, prior thereto upon the occurrence of the Second Lien Enforcement Date), the Subordinated Lien Collateral Agents or any Subordinated Lien Secured Party may Exercise Any Secured Creditor Remedies under the applicable Subordinated Lien Documents or applicable law as to any Common Collateral.

(b)           Notwithstanding the provisions of Section 2.3(a) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Collateral Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the First Lien Obligations or Subordinated Lien Obligations owed to it in any Insolvency Proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of the Liens of the other Collateral Agents or other Secured Parties on the Common Collateral in which such other Collateral Agents or other Secured Parties has a priority Lien or the rights of the other Collateral Agents or any of the other Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Common

Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Grantors arising under any Insolvency Proceeding or applicable non-bankruptcy law, (vi) voting on any plan of reorganization or file any proof of claim in any Insolvency Proceeding of any Grantor, or (vii) objecting to the proposed retention of collateral by any other Agent or any other Secured Party in full or partial satisfaction of any First Lien Obligations or Subordinated Lien Obligations due to such other Collateral Agent or Secured Party, in each case (i) through (vii) above to the extent not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(c)           Subject to Section 2.3(b), (i) each Subordinated Lien Collateral Agent, for itself and on behalf of the applicable Subordinated Lien Secured Parties, agrees that neither it nor any such Subordinated Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the First Lien Collateral Agent or the First Lien Secured Parties with respect to the Common Collateral, including any sale, lease, exchange, transfer or other disposition of Common Collateral, whether by foreclosure or otherwise, and (ii) each Subordinated Lien Collateral Agent, for itself and on behalf of the applicable Subordinated Lien Secured Parties, hereby waives any and all rights it or any such Subordinated Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Common Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Secured Parties is adverse to the interests of the Subordinated Lien Secured Parties.

(d)           Each Subordinated Lien Collateral Agent, for itself and on behalf of the applicable Subordinated Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Subordinated Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Secured Parties with respect to the Common Collateral as set forth in this Agreement and the First Lien Documents.

(e)           Subject to Section 2.3(b), each Subordinated Lien Collateral Agent, for itself and on behalf of the applicable Subordinated Lien Secured Parties, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral.

(f)            Notwithstanding the foregoing, clauses (c), (d) and (e) of this Section 2.3 shall not apply to the Second Lien Collateral Agent or the Second Lien Secured Parties from and after the occurrence of the Second Lien Enforcement Date.

Section 2.4            Exercise of Rights.

(a)           No Other Restrictions.  Except as otherwise expressly set forth in Section 2.1(a), Section 2.2(a), Section 2.3, Section 3.5 and Article 6, each Subordinated Lien Collateral Agent and Subordinated Lien Secured Party may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed or is otherwise obligated in respect of the applicable Subordinated Lien Obligations in accordance with the terms of the applicable Subordinated Lien Documents and applicable law.  Nothing in this Agreement shall prohibit the receipt by any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Subordinated Lien Obligations held by any of them or in any Insolvency Proceeding. In the event any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Subordinated Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Secured Parties may have with respect to the Common Collateral.  Furthermore, subject to Section 3.3, for the avoidance of doubt, nothing in this Agreement shall restrict any right any Subordinated Lien Secured Party may have (secured or otherwise) in any property or asset of any Grantor that does not constitute Common Collateral.

(b)           Release of Liens.

If, at any time any Grantor or any First Lien Secured Party delivers notice to the Subordinated Lien Collateral Agents with respect to any specified Common Collateral that:

(A)          such specified Common Collateral is sold, transferred or otherwise disposed of (a “Disposition”) by the owner of such Common Collateral in a transaction permitted under the First Lien Documents, the Second Lien Documents and the Third Lien Documents; or

(B)           the First Lien Secured Parties are releasing or have released their Liens on such Common Collateral in connection with a Disposition in connection with an Exercise of Secured Creditor Remedies with respect to such Common Collateral; or

(C)           the Liens securing the First Lien Obligations thereon are otherwise released as permitted by the First Lien Documents or by the First Lien Collateral Agent on behalf of the First Lien Secured Parties (unless, in the case of clause (B) or (C) of this Section 2.4(b) such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Common Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”)),

then the Liens upon such Common Collateral (and any other Common Collateral where notice of a Disposition is not required) securing Subordinated Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First Lien Obligations are released and discharged (provided that in the case of clause (B) or (C) of this Section 2.4(b), the Liens on any Common Collateral disposed of in connection with an Exercise of Secured Creditor Remedies thereon shall be automatically released but any proceeds thereof not applied to repay First Lien Obligations shall be subject to the respective Liens securing Subordinated Lien Obligations and shall be applied pursuant to Section 4.1).  Upon delivery to the Subordinated Lien Collateral Agents of a notice from the First Lien Collateral Agent stating that any such release of Liens securing or supporting the First Lien Obligations has become effective, each such Subordinated Lien Collateral Agent shall, at the Company’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the First Lien Collateral Agent in connection with such release. Each Subordinated Lien Collateral Agent hereby appoints the First Lien Collateral Agent and any officer or duly authorized person of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Subordinated Lien Collateral Agent and in the name of such Subordinated Lien Collateral Agent or in the First Lien Collateral Agent’s own name, from time to time, in the First Lien Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(c)           In the event of a Payment Discharge, the Liens securing the Second Lien Obligations on Common Collateral owned by the Company or a Grantor immediately after giving effect to such Payment Discharge shall become first-priority security interests (subject to any intercreditor agreements or arrangements among Subordinated Lien Secured Parties referred to in Section 7.15).

Section 2.5            No New Liens.

Until the date upon which the Discharge of First Lien Obligations shall have occurred, the parties hereto agree that no Subordinated Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor constituting Common Collateral, securing any Subordinated Lien Obligation, if such assets are not also subject to the Lien of the First Lien Collateral Agent under the First Lien Documents (and subject to the Lien Priority contemplated herein).  If any Subordinated Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any such assets securing any Subordinated Lien Obligation, which assets are not also subject to the Lien of the First Lien Collateral Agent under the First Lien Documents, subject to the Lien Priority set forth herein, then the applicable Subordinated Lien Collateral

Agent (or the applicable Subordinated Lien Secured Party) shall, without the need for any further consent of any other Subordinated Lien Secured Party and notwithstanding anything to the contrary in any other Subordinated Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations (subject to the Lien Priority and other terms hereof) and shall use its best efforts to promptly notify the First Lien Collateral Agent in writing of the existence of such Lien.

Section 2.6            Waiver of Marshalling.

Until the Discharge of the First Lien Obligations, each Subordinated Lien Collateral Agent, on behalf of itself and the applicable Subordinated Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3
ACTIONS OF THE PARTIES

Section 3.1            Certain Actions Permitted.  The Subordinated Lien Collateral Agents and the First Lien Collateral Agent may make such demands or file such claims in respect of the Subordinated Lien Obligations or the First Lien Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.  Except as provided in Section 5.2, nothing in this Agreement shall prohibit the receipt by any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party of the required payments of interest, principal and other amounts owed in respect of the applicable Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the applicable Subordinated Lien Collateral Agent or Subordinated Lien Secured Party of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them.

Section 3.2            Agent for Perfection.  None of the First Lien Collateral Agent, any First Lien Secured Party, any Subordinated Lien Collateral Agent or any Subordinated Lien Secured Party, as applicable, shall have any obligation whatsoever to the others to assure that the Common Collateral is genuine or owned by the Company, any Grantor or any other Person or to preserve rights or benefits of any Person.  The duties or responsibilities of the First Lien Collateral Agent under this Section 3.2, are and shall be limited solely to holding or maintaining control of the Common Collateral as agent for the Subordinated Lien Secured Parties for purposes of perfecting the respective Liens held by the applicable Subordinated Lien Secured Parties.  The First Lien Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party, or any other Person.  Neither Subordinated Lien Collateral Agent is or shall be deemed to be a fiduciary of any kind for any other Collateral Agent or Secured Party, or any other Person.  Prior to the Discharge of First Lien Obligations, in the event that any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party receives any Common Collateral or Proceeds of Common Collateral in violation of the terms of this Agreement, then such Subordinated Lien Collateral

Agent or Subordinated Lien Secured Party, as the case may be, shall promptly pay over such Proceeds or Common Collateral to the First Lien Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3            Access to Process and Sell Inventory.

(a)  (i)  If the First Lien Collateral Agent commences any action or proceeding with respect to any of its rights or remedies (or any other Exercise of Secured Creditor Remedies) (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the Common Collateral (“Common Collateral Enforcement Actions”) or if any Subordinated Lien Collateral Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the Non-Revolver Collateral and a Subordinated Lien Collateral Agent (or a purchaser at a foreclosure sale conducted in foreclosure of any Subordinated Lien Collateral Agent’s Liens) takes actual or constructive possession of the Non-Revolver Collateral of any Grantor (“Non-Revolver Collateral Enforcement Actions”), then the Subordinated Lien Secured Parties and the Subordinated Lien Collateral Agents shall (subject to, in the case of any Non-Revolver Collateral Enforcement Action, a prior written request by the First Lien Collateral Agent to the Subordinated Lien Collateral Agents (the “Non-Revolver Collateral Enforcement Action Notice”)) (x) cooperate with the First Lien Collateral Agent (and with its officers, employees, representatives and agents) in its efforts to conduct Common Collateral Enforcement Actions in the Common Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the Common Collateral, (y) not hinder or restrict in any respect the First Lien Collateral Agent from conducting Common Collateral Enforcement Actions in the Common Collateral or from finishing any work- in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the Common Collateral, and (z) permit the First Lien Collateral Agent, its employees, agents, advisers and representatives, at the cost and expense of the First Lien Secured Parties (but with the Grantors’ reimbursement and indemnity obligation with respect thereto, which shall not be limited), to enter upon and use the Non-Revolver Collateral (including, without limitation, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period commencing on (I) the date of the initial Common Collateral Enforcement Action or the date of delivery of the Non-Revolver Collateral Enforcement Action Notice, as the case may be, and (II) ending on the earlier of the date occurring 180 days thereafter and the date on which all Common Collateral has been removed from the Non-Revolver Collateral (such period, the “Common Collateral Processing and Sale Period”), for purposes of:

(1)           assembling and storing the Common Collateral and completing the processing of and turning into finished goods any Common Collateral consisting of work- in-process;

(2)           selling any or all of the Common Collateral located in or on such Non-Revolver Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(3)           removing and transporting any or all of the Common Collateral located in or on such Non-Revolver Collateral;

(4)           otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the Common Collateral; and/or

(5)           taking reasonable actions to protect, secure, and otherwise enforce the rights or remedies of the First Lien Secured Parties and/or the First Lien Collateral Agent (including with respect to any Common Collateral Enforcement Actions) in and to the Common Collateral;

provided, however, that nothing contained in this Agreement shall restrict the rights of any Subordinated Lien Collateral Agent from selling, assigning or otherwise transferring any Non-Revolver Collateral prior to the expiration of such Common Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the First Lien Collateral Agent and the First Lien Secured Parties) to be bound by the provisions of this Section 3.3.  If any stay or other order prohibiting the exercise of remedies with respect to the Common Collateral has been entered by a court of competent jurisdiction, such Common Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

(ii)           During the period of actual occupation, use and/or control by the First Lien Secured Parties and/or the First Lien Collateral Agent (or their respective employees, agents, advisers and representatives) of any Non-Revolver Collateral, the First Lien Secured Parties and the First Lien Collateral Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Non-Revolver Collateral, as the case may be, resulting from such occupancy, use or control, and to leave such Non-Revolver Collateral, as the case may be, in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the First Lien Secured Parties or the First Lien Collateral Agent have any liability to the Subordinated Lien Secured Parties and/or to any Subordinated Lien Collateral Agent pursuant to this Section 3.3(a) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Non-Revolver Collateral existing prior to the date of the exercise by the First Lien Secured Parties (or the First Lien Collateral Agent, as the case may be) of their rights under this Section 3.3(a) and the First Lien Secured Parties shall have no duty or liability to maintain the Non-Revolver Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the First Lien Secured Parties, or for any diminution in the value of the Non-Revolver Collateral that results from ordinary wear and tear resulting from the use of the Non-Revolver Collateral by the First Lien Secured Parties in the manner and for the time periods specified under this Section 3.3(a).  Without limiting the rights granted in this Section 3.3(a), the First Lien Secured Parties and the First Lien Collateral Agent shall cooperate with the Subordinated Lien Secured Parties and/or the Subordinated Lien Collateral Agents in connection with any efforts made by the Non-Revolver Secured Parties and/or the Subordinated Lien Collateral Agents to sell the Non-Revolver Collateral.

(b)           The Subordinated Lien Collateral Agents shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

(i)            will be permitted, lawful and enforceable under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(ii)           will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Subordinated Lien Collateral Agents and the Subordinated Lien Secured Parties, at no cost to the Subordinated Lien Collateral Agents or the Subordinated Lien Secured Parties.

The Subordinated Lien Collateral Agents (x) shall provide reasonable cooperation to the First Lien Collateral Agent in connection with the manufacture, production, completion, handling, removal and sale of any Common Collateral by the First Lien Collateral Agent as provided above and (y) shall be entitled to receive, from the First Lien Collateral Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the First Lien Collateral Agent.  The Subordinated Lien Collateral Agents and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any First Priority Lien held by the First Lien Collateral Agent or to provide any support, assistance or cooperation to the First Lien Collateral Agent in respect thereof.

For the avoidance of doubt, this Section 3.3 governs the rights of access and inspection as between the First Lien Secured Parties on the one hand and the Subordinated Lien Secured Parties on the other (and not as between the Secured Parties and the Grantors, which rights are set forth in and governed by the applicable Credit Documents and are not affected by this Section 3.3).

Section 3.4            Insurance.  Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of insurance proceeds to the extent such insurance insures Common Collateral.  Prior to the Discharge of First Lien Obligations, the First Lien Collateral Agent shall have the sole and exclusive right, as against the Subordinated Lien Collateral Agents, to the extent permitted by the First Lien Documents and subject to the rights of the Grantors thereunder, to adjust settlement of insurance claims to the extent such insurance insures Common Collateral in the event of any covered loss, theft or destruction of Common Collateral.  Prior to the Discharge of First Lien Obligations, all proceeds of such insurance with respect to Common Collateral shall be remitted for application in accordance Section 4.1 hereof.

Section 3.5            Exercise of Remedies - Set Off and Tracing of and Priorities in Proceeds.  Each Subordinated Lien Collateral Agent, for itself and on behalf of the applicable Subordinated Lien Secured Parties, acknowledges and agrees that, to the extent such Subordinated Lien Collateral Agent or Subordinated Lien Secured Party exercises its rights of set-off against any Grantor’s Deposit Accounts to the extent constituting or containing Common Collateral or proceeds thereof, the amount of such set-off shall be deemed to be Common

Collateral to be held and distributed pursuant to Section 4.1.  In addition, unless and until the Discharge of First Lien Obligations occurs, each Subordinated Lien Collateral Agent and Subordinated Lien Secured Party hereby consents to the application, of cash or other proceeds of Common Collateral, deposited under control agreements to the repayment of First Lien Obligations pursuant to the First Lien Documents.

Section 3.6            Intellectual Property License.  The Second Lien Collateral Agent and the First Lien Collateral Agent acknowledge that the Grantors have granted to the First Lien Collateral Agent an irrevocable, nonexclusive, royalty-free right and license to use the Intellectual Property Collateral (as defined in the Second Lien Security Agreement) to the extent necessary to enable the First Lien Collateral Agent to realize on, and exercise all rights of the First Lien Collateral Agent and the First Lien Secured Parties in relation to the Common Collateral.

ARTICLE 4
APPLICATION OF PROCEEDS

Section 4.1            Application of Proceeds.

(a)           Revolving Nature of First Lien Obligations.  Each Subordinated Lien Collateral Agent, for and on behalf of itself and the applicable Subordinated Lien Secured Parties, expressly acknowledges and agrees that (i) the Revolving Credit Agreement includes a revolving commitment, that in the ordinary course of business the First Lien Collateral Agent and the First Lien Secured Parties will apply payments and make advances thereunder, and that no application of any Common Collateral or the release of any Lien by the First Lien Collateral Agent upon any portion of the Common Collateral in connection with a permitted disposition by the Grantors under the Revolving Credit Agreement shall constitute an Exercise of Secured Creditor Remedies under this Agreement; (ii) subject to the limitations, if any, set forth in the Second Lien Documents (as in effect on the date hereof), the amount of the First Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Subordinated Lien Secured Parties and without affecting the provisions hereof; and (iii) all Common Collateral received by the First Lien Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the First Lien Obligations at any time. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or any Subordinated Lien Obligations, or any portion thereof.

(b)           Application of Proceeds of Common Collateral.  The First Lien Collateral Agent and each Subordinated Lien Collateral Agent hereby agree that all Common Collateral and all Proceeds thereof, received by any of them in connection with any Exercise of Secured Creditor Remedies with respect to the Common Collateral shall be applied, first, to the payment of costs and expenses of the First Lien Collateral Agent in connection with such Exercise of Secured Creditor Remedies, and second, to the payment of the First Lien Obligations in accordance with the First Lien Documents until the Discharge of First Lien Obligations shall have occurred.

(c)           Payments Over.  Any Common Collateral or proceeds thereof received by any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party in connection with the exercise of any right or remedy (including set off or credit bid) or in any Insolvency Proceeding relating to the Common Collateral not expressly permitted by this Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for each such Subordinated Lien Collateral Agent or Subordinated Lien Secured Party.  This authorization is coupled with an interest and is irrevocable.

(d)           Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the First Lien Collateral Agent shall have no obligation or liability to any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party regarding the adequacy of any proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.  Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that and sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the UCC.

(e)           Turnover of Collateral After Discharge.  Upon the Discharge of First Lien Obligation, the First Lien Collateral Agent shall (a) notify the Second Lien Collateral Agent (or, if the First Lien Collateral Agent has been notified in writing by the Company and the Second Lien Collateral Agent of the occurrence of a Discharge of Second Lien Obligations, the Third Lien Collateral Agent) in writing of the occurrence of such Discharge of First Lien Obligations and (b) at the Company’s expense, deliver to such Subordinated Lien Collateral Agent or execute such documents as such Subordinated Lien Collateral Agent may reasonably request in order to affect a transfer of control to such Subordinated Lien Collateral Agent over any and all Common Collateral.

Section 4.2            Specific Performance.  Each of the First Lien Collateral Agent and each Subordinated Lien Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Company or any Grantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each of the First Lien Collateral Agent, for and on behalf of itself and the First Lien Secured Parties, and each Subordinated Lien Collateral Agent, for and on behalf of itself and the applicable Subordinated Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1            Notice of Acceptance and Other Waivers.

(a)           All First Lien Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and each Subordinated Lien Collateral Agent, on behalf of itself and the applicable Subordinated Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance by the First Lien Collateral Agent or any First Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the First Lien Obligations.  All Subordinated Lien Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and each Subordinated Lien Collateral Agent, on behalf of itself and the applicable Subordinated Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by such other Subordinated Lien Collateral Agent or Subordinated Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the applicable Subordinated Lien Obligations.

(b)           None of the First Lien Collateral Agent, any First Lien Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect or realize upon any of the Common Collateral or any Proceeds thereof, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Common Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Common Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the First Lien Collateral Agent or any First Lien Secured Party honors (or fails to honor) a request by any Borrower under the Revolving Credit Agreement for an extension of credit pursuant to any Revolving Credit Agreement or any of the other First Lien Documents, whether the First Lien Collateral Agent or any First Lien Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Subordinated Lien Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the First Lien Collateral Agent or any First Lien Secured Party otherwise should exercise any of its contractual rights or remedies under any First Lien Documents (subject to the express terms and conditions hereof), neither the First Lien Collateral Agent nor any First Lien Secured Party shall have any liability whatsoever to any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The First Lien Collateral Agent and the First Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any Revolving Credit Agreement and any of the other First Lien Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party have in the Common Collateral, except as otherwise expressly set forth in this Agreement. Each Subordinated Lien Collateral Agent, on behalf of itself and the applicable Subordinated Lien Secured Parties, agrees that neither the First Lien Collateral Agent nor any First Lien Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Common Collateral or Proceeds thereof, pursuant to the First Lien Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement. The Subordinated Lien Collateral Agents and the Subordinated Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the any applicable Subordinated Lien Document as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests of the First Lien Collateral Agent or any First Lien Secured Parties, except as otherwise expressly set forth in this Agreement.

Section 5.2            Modifications to First Lien Documents and Subordinated Lien Documents.

(a)           In the event that the First Lien Collateral Agent or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Common Collateral in accordance with Section 2.4(b)), then such amendment, waiver or consent, to the extent related to Common Collateral, shall apply automatically to any comparable provision (but only to the extent as such provision relates to Common Collateral) of each Comparable Subordinated Lien Security Document without the consent of any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party and without any action by any Subordinated Lien Collateral Agent, Subordinated Lien Secured Party, the Company or any other Grantor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of the Subordinated Lien Secured Parties or the interests of the Subordinated Lien Secured Parties in the Common Collateral in a manner materially different from that affecting the rights of the First Lien Secured Parties thereunder or therein. The First Lien Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to each Subordinated Lien Collateral Agent; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Subordinated Lien Security Document as set forth in this Section 5.2(a).  For the avoidance of doubt, no such amendment, modification or waiver shall apply or otherwise effect (a) any Non-Revolver Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, Common Collateral.

(b)           So long as the Discharge of First Lien Obligations has not occurred, without the prior written consent of the First Lien Collateral Agent, no Subordinated Lien Collateral Agent shall consent to amend, supplement or otherwise modify any, or enter into any new, Subordinated Lien Security Document relating to Common Collateral to the extent such amendment, supplement or modification, or the terms of such new Subordinated Lien Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Subordinated Lien Collateral Agent agrees that each applicable Subordinated Lien Security Document relating to Common Collateral shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the [Subordinated Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Subordinated Lien Collateral Agent] hereunder are subject to the limitations and provisions of the Revolver Intercreditor Agreement, dated as of February 22, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Deutsche Bank AG New York Branch, as First Lien Collateral Agent, DBTCA, as Second Lien Collateral Agent and Deutsche Bank AG Cayman Islands Branch, as Third Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by Building Materials Corporation of America and the Grantors identified therein.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c)           No consent furnished by the First Lien Collateral Agent or any Subordinated Lien Collateral Agent pursuant to Sections 5.2(a) or 5.2(b) hereof shall be deemed to constitute the modification or waiver of any provisions of the First Lien Documents or any of the Subordinated Lien Documents, each of which remain in full force and effect as written.

(d)           The First Lien Obligations and the several Subordinated Lien Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any First Lien Document or any Subordinated Lien Document) of the First Lien Collateral Agent, the First Lien Secured Parties, any Subordinated Lien Collateral Agent or any Subordinated Lien Secured Parties, as the case may be, provided such Refinancing does not affect the relative Lien Priorities provided for herein or directly alter the other provisions hereof to the extent relating to the relative rights, obligations and priorities of the First Lien Secured Parties on the one hand and the Subordinated Lien Secured Parties on the other.

Section 5.3            Reinstatement and Continuation of Agreement.

If the First Lien Collateral Agent or any First Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company, any other Grantor, or any other Person any payment made in satisfaction of all or any portion of the First Lien Obligations (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect in the event of such Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement.  The First Lien Collateral Agent shall use commercially reasonable efforts to give written notice to the Subordinated Lien Collateral Agents of the occurrence of any such Recovery (provided that the failure to give such notice shall not affect the First Lien Collateral Agent’s rights hereunder, except it being understood that no Subordinated Lien Collateral Agent shall be charged with knowledge of such Recovery or required to take any actions based on such Recovery until it has received such written notice of the occurrence of such Recovery).

All rights, interests, agreements, and obligations of the First Lien Collateral Agent, each Subordinated Lien Collateral Agent, the First Lien Secured Parties and the Subordinated Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Company or any Grantor or any other circumstance which otherwise might constitute a defense (other than a defense that such obligations have in fact been repaid) available to, or a discharge of the Company or any Grantor in respect of the First Lien Obligations or the applicable Subordinated Lien Obligations. No priority or right of the First Lien Collateral Agent or any First Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Company or any other Grantor or by the non-compliance by any Person with the terms, provisions, or covenants of any of the First Lien Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or any First Lien Secured Party may have.

ARTICLE 6
INSOLVENCY PROCEEDINGS

Section 6.1            DIP Financing.

(a)           If the Company or any Grantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of First Lien Obligations, and the First Lien Collateral Agent or the First Lien Secured Parties shall seek to provide the Company or any other Grantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Common Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Common Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Common Collateral) but not any other asset or any Non-Revolver Collateral, then each Subordinated Lien Collateral Agent, on behalf of itself and the applicable Subordinated Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens curing the same on the grounds of a failure to provide “adequate protection” for the Liens of such Subordinated Lien Collateral Agent securing the applicable Subordinated Lien Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Common Collateral, except as permitted by Section 6.3(b)), so long as (i) such Subordinated Lien Collateral Agent retains its Lien on the Common Collateral to secure the applicable Subordinated Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code), (ii) the terms of the DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or related document; and (iii) all Liens on Common Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the First Lien Collateral Agent and the First Lien Secured Parties securing the First Lien Obligations on Common Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party from raising any objection or supporting any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the

Liens of such Subordinated Lien Collateral Agent on Non-Revolver Collateral securing the applicable Subordinated Lien Obligations.

(b)           All Liens granted to the First Lien Collateral Agent or any Subordinated Lien Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2            Relief from Stay.  Each Subordinated Lien Collateral Agent, on behalf of itself and the applicable Subordinated Lien Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Common Collateral without the First Lien Collateral Agent’s express written consent.

Section 6.3            No Contest; Adequate Protection.

(a)           Each Subordinated Lien Collateral Agent, on behalf of itself and the applicable Subordinated Lien Secured Parties, agrees that it shall not contest (or support any other Person contesting) (x) any request by the First Lien Collateral Agent or any First Lien Secured Party for adequate protection of its interest in the Common Collateral, (y) any objection by the First Lien Collateral Agent or any First Lien Secured Party to any motion, relief, action, or proceeding based on a claim by the First Lien Collateral Agent or any First Lien Secured Party that its interests in the Common Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the First Lien Collateral Agent as adequate protection of its interests are subject to this Agreement or (z) any lawful exercise by the First Lien Collateral Agent or any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of Common Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party from contesting or challenging (or support any other Person contesting or challenging) any request by the First Lien Collateral Agent or any First Lien Secured Party for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-Revolver Collateral.

(b)           Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, if the First Lien Secured Parties (or any subset thereof) are granted adequate protection with respect to Common Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Common Collateral), then the First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, agrees that each Subordinated Lien Collateral Agent, on behalf of itself and/or any of the applicable Subordinated Lien Secured Parties, may seek or request (and the First Lien Secured Parties will not oppose such request) adequate protection with respect to its interests in such Common Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens of such Subordinated Lien Collateral Agent on the Common Collateral (it being understood that to the extent that any such additional collateral constituted Non-Revolver Collateral at the time it was granted to the First Lien Secured Parties, the Lien thereon in favor of the First Lien Secured

Parties shall be subordinate in all respects to the Liens thereon in favor of the Second Lien Secured Parties and the Third Lien Secured Parties).

Section 6.4            Asset Sales.  Each Subordinated Lien Collateral Agent agrees, on behalf of itself and the applicable Subordinated Lien Secured Parties, that it will not oppose any sale consented to by the First Lien Collateral Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.

Section 6.5            Separate Grants of Security and Separate Classification.  Each Subordinated Lien Collateral Agent, each Subordinated Lien Secured Party, each First Lien Secured Party and the First Lien Collateral Agent each acknowledge and agree that (i) the grants of Liens pursuant to the First Lien Security Documents and each of the Subordinated Lien Security Documents constitute separate and distinct grants of Liens and the Subordinated Lien Secured Parties’ claims against the Company and/or any Grantor in respect of Common Collateral constitute two independent junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties and from the other Subordinated Lien Secured Parties against the Company and the Grantors in respect of Common Collateral and (ii) because of, among other things, their differing rights in the Common Collateral, the Subordinated Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and any Subordinated Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Secured Parties and the Subordinated Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of First Lien Obligation claims and Subordinated Lien Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate, before any distribution is made in respect of the claims held by the Subordinated Lien Secured Parties from such Common Collateral, with the Subordinated Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6            Enforceability.  The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7            First Lien Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Secured Parties, and the Subordinated Lien Collateral Agents and the Subordinated Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Documents or any Subordinated Lien Documents;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Subordinated Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or of the terms of the Subordinated Lien Document;

(c)           any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Subordinated Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense (other than a defense that such obligations have in-fact been repaid) available to, or a discharge of, the Company or any other Grantor in respect of First Lien Obligations or Subordinated Lien Obligations in respect of this Agreement.

ARTICLE 7
MISCELLANEOUS

Section 7.1            Rights of Subrogation.  Each Subordinated Lien Collateral Agent, for and on behalf of itself and the applicable Subordinated Lien Secured Parties, agrees that no payment to the First Lien Collateral Agent or any First Lien Secured Party pursuant to the provisions of this Agreement shall entitle such Subordinated Lien Collateral Agent or Subordinated Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of First Lien Obligations shall have occurred.  Following the Discharge of First Lien Obligations, the First Lien Collateral Agent agrees to execute such documents, agreements, and instruments as any Subordinated Lien Collateral Agent or Subordinated Lien Secured Party may reasonably request, at the Company’s expense, to evidence the transfer by subrogation to any such Person of an interest in the First Lien Obligations resulting from payments to the First Lien Collateral Agent by such Person.

Section 7.2            Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the First Lien Collateral Agent or any Subordinated Lien Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3            Representations.  Each Subordinated Lien Collateral Agent represents and warrants for itself to the First Lien Collateral Agent that it has the requisite power and authority under the applicable Subordinated Lien Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the applicable Subordinated Lien Secured Parties and that this Agreement shall be binding obligations of such Subordinated Lien Collateral Agent and such Subordinated Lien Secured Parties, enforceable against such Subordinated Lien Collateral Agent and Subordinated Lien Secured Parties in accordance with its terms.  The First Lien Collateral Agent represents and warrants to the Subordinated Lien Collateral Agents that it has the requisite power and authority under the First Lien Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the First Lien Secured Parties and that this Agreement shall be binding obligations of the First Lien Collateral Agent and the First Lien Secured Parties, enforceable against the First Lien Collateral Agent and the First Lien Secured Parties in accordance with its terms.

Section 7.4            Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Subordinated Lien Collateral Agents and the First Lien Collateral Agent, and consented to in writing by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Notwithstanding anything in this Section 7.4 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of the First Lien Collateral Agent, any First Lien Secured Party, any Subordinated Lien Collateral Agent or any Subordinated Lien Secured Party to (i) provide for a replacement First Lien Collateral Agent in accordance with the First Lien Documents, provide for a replacement Subordinated Lien Collateral Agent in accordance with the applicable Subordinated Lien Documents and/or secure additional extensions of credit or add other parties holding First Lien Obligations or Subordinated Lien Obligations to the extent such Indebtedness does not expressly violate the First Lien Document or any Subordinated Lien Documents, and (ii) in the case of such additional Subordinated Lien Obligations, (a) establish that the Lien on the Common Collateral securing such Subordinated Lien Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Lien Obligations (at least to the same extent as (taken together as a whole) the Liens on Common Collateral in favor of the Subordinated Lien Obligations are junior and subordinate to the Liens on Common Collateral in favor of the First Lien Obligations pursuant to this Agreement immediately prior to the incurrence of such additional Subordinated Lien Obligations) and (b) provide to the holders of such Subordinated Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Collateral Agent) as are provided to the Subordinated Lien Secured Parties under this Agreement.  Amendments adding additional agents may be accomplished by delivering to the parties hereto an “Additional Party-Addendum” hereto substantially in the form of Exhibit A hereto, accompanied by an Officers’ Certificate referred to below.  Any such additional party and agent shall be entitled to rely on the determination of officers of the Company that such modifications do not expressly violate the First Lien Documents, the Subordinated Lien

Documents and this Agreement if such determination is set forth in an Officers’ Certificate delivered to such party.

Section 7.5            Addresses for Notices.  All notices to the First Lien Secured Parties and the Subordinated Lien Secured Parties permitted or required under this Agreement may be sent to the applicable Collateral Agent for such Secured Party, respectively, as provided in the applicable Credit Document.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).

Section 7.6            No Waiver, Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7            Continuing Agreement, Transfer of Secured Obligations.  This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of First Lien Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.  Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.  All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.  Without limiting the generality of the foregoing clause (c), the First Lien Collateral Agent, any First Lien Secured Party, any Subordinated Lien Collateral Agent and any Subordinated Lien Secured Party may assign or otherwise transfer all or any portion of the First Lien Obligations or the applicable Subordinated Lien Obligations, as applicable, to any other Person (other than the Company, any Grantor or any Affiliate of the Company or any Grantor and any Subsidiary of the Company or any Grantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the First Lien Collateral Agent, the applicable Subordinated Lien Collateral Agent, any First Lien Secured Party, or any applicable Subordinated Secured Party, as the case may be, herein or otherwise.  The First Lien Secured Parties and the Subordinated Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 7.8            Governing Law; Entire Agreement.  The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9                                   Counterparts.  This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf’ file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10         No Third Party Beneficiaries.  This Agreement is solely for the benefit of the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent, the Second Lien Secured Parties, the Third Lien Collateral Agent and the Third Lien Secured Parties.  No other Person (including the Company, any other Grantor or any Affiliate or Subsidiary of the Company or any other Grantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11         Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12         Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13         Attorneys’ Fees.  The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14         VENUE; JURY TRIAL WAIVER.  The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.5 for such party.  Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid.  The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH 1270 THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

(a)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15         Intercreditor Agreement.  This Agreement is the Revolver Intercreditor Agreement referred to in the First Lien Documents, the Second Lien Documents and the Third Lien Documents.  Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any First Lien Secured Party to the obligations due to any Subordinated Lien Secured Party or (ii) any Subordinated Lien Secured Party to the obligations due to any First Lien Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the Subordinated Lien Secured Parties may enter into intercreditor agreements (or similar arrangements (including without limitation the General Intercreditor Agreement)) governing the rights, benefits and privileges as among the Subordinated Lien Secured Parties in respect of the Common Collateral, this Agreement and the other Third Lien Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement, the Second Lien Documents or the Third Lien Documents. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement and the provisions of this Agreement and the other First Lien Security Documents and Subordinated Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

Section 7.16         Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding.

Section 7.17         Collateral Agents. It is understood and agreed that (a) Deutsche Bank New York is entering into this Agreement in its capacity as collateral monitoring agent under the Revolving Credit Agreement and the provisions of Section 7 of the Revolving Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) DBTCA is entering into this Agreement in its capacity as collateral agent under the Second Lien Security Agreement and the Collateral Agency Agreement and the provisions of Section 6 of the Collateral Agency Agreement applicable to the collateral agent thereunder shall also apply to the Second Lien Collateral Agent hereunder and (c) Deutsche Bank Cayman is entering in this Agreement in its capacity as Third Lien Collateral Agent, and the provisions of Article 7 of the Bridge Loan Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the Third Lien Collateral Agent hereunder.

Section 7.18         No Warranties or Liability. Each of the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent acknowledge and agree that none of the other has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Document, Second Lien Document or Third Lien Document, as the case may be.

Section 7.19         Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Credit Document, the provisions of this Agreement shall govern.

Section 7.20         Information Concerning Financial Condition of the Credit Parties.  Each of the Third Lien Collateral Agent, the Second Lien Collateral Agent and the First Lien Collateral Agent hereby assume responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations, the Second Lien Obligations or the Third Lien Obligations.  The First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent each hereby agrees that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event either the First Lien Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to any other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

Section 7.21         Acknowledgement.  The Second Lien Collateral Agent and the Third Lien Collateral Agent, acknowledge and agree, as between themselves and on behalf of the applicable Subordinated Lien Secured Parties, that the relative priorities as among themselves of the Liens granted on Common Collateral are governed under the General Intercreditor Agreement.  Furthermore, the parties hereto acknowledge that (a) the Second Lien Collateral Agent is acting hereunder on behalf of the Second Lien Secured Parties and, except as expressly stated otherwise, not on behalf of the Third Lien Collateral Agent or Third Lien Secured Parties and (b) the Third Lien Collateral Agent is acting hereunder on behalf of the Third Lien Secured Parties and, except as expressly stated otherwise, not on behalf of the Second Lien Collateral Agent or Second Lien Secured Parties, and with respect thereto, as of this Agreement by the Second Lien Collateral Agent or any Second Lien Secured Party shall not be deemed, in and of itself, to be a breach of this Agreement by the Third Lien Collateral Agent or any Third Lien Secured Party, and a breach of this Agreement by the Third Lien Collateral Agent or any Third Lien Secured Parties shall not be deemed, in and of itself, to be a breach of this Agreement by the Second Lien Collateral Agent or any Second Lien Secured Party.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEUTSCHE BANK AG NEW YORK BRANCH,
as First Lien Collateral Agent

By:	/Marguerite Sutton/
Name: Marguerite Sutton
Title: Director

By:	/Carin Keegan/
Name: Carin Keegan
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Lien Collateral Agent

By:	/Kerry Warwicker/
Name: Kerry Warwicker
Title: Vice President

By:	/Randy Kahn/
Name: Randy Kahn
Title: Vice President

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
as Third Lien Collateral Agent

By:	/Marguerite Sutton/
Name: Marguerite Sutton
Title: Director

By:	/Carin Keegan/
Name: Carin Keegan
Title: Vice President